Numerex Corp. Contact:
Alan Catherall
770 485-2527

Investor Relations Contact:
Brett Maas
646 536-7331

PRESS RELEASE

FOR IMMEDIATE RELEASE

NUMEREX REPORTS THIRD QUARTER 2006 FINANCIAL RESULTS

Net Revenues Increased by 66% to $13.3 Million Driven by Record Wireless M2M Performance

ATLANTA, October 26, 2006 - Numerex Corp. (NASDAQ: NMRX), a leader in M2M data communications, today announced financial results for the third quarter reporting net income of $940,000, or $0.08 per basic share and $0.07 per diluted share compared to net income of $411,000, or $0.04 per basic share and $0.03 per diluted share for the comparable period in 2005. Net income for the third quarter of 2006, excluding stock based compensation expenses as well as outstanding warrants, (‘non-GAAP income”) was $1,167,000 compared to $411,000 for the same quarter in 2005 using the same non-GAAP income measurement. Basic and fully diluted earnings per share using non-GAAP income would have been $0.09 for the third quarter of 2006. All non-GAAP information is reconciled in the Non-GAAP Condensed Consolidated Statement of Operations table attached.

Key financial results for the third quarter and first nine months of 2006 are as follows:

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2006	2005	% Increase	2006	2005
Net Revenues (millions)	$13.30	$8.00	66%	$38.00	$21.50
Net Income (millions)	$0.94	$0.41	129%	$2.30	$0.17
Reported EPS	$0.08	$0.04	100%	$0.19	$0.02
Non-GAAP Income (millions)	$1.17	$0.41	184%	$2.87	$0.17
Non-GAAP EPS	$0.09	$0.04	125%	$0.20	$0.02

Net revenues in the third quarter of 2006 were $13.3 million compared to $8.0 million reported for same quarter last year, representing 66 percent year over year growth. Third quarter revenues increased 3.1 percent sequentially from $12.9 million in the second quarter of 2006, which included the full impact of the acquisition of Airdesk announced in January 2006. Total revenues of $13.3 million, exceeded the revenue guidance range for the third quarter of $12.7 million to $13.2 million issued in August earlier this year.

Wireless M2M revenues were $11.3 million compared to $5.6 million for the third quarter of 2005, an increase of over 100%. This growth was primarily attributable to strong contributions from both the Uplink and Airdesk units. For the nine months, recurring service revenues continue to grow and significantly contributed to the Company’s performance, reflecting year over year growth of 31 percent. For purposes of calculating organic growth we include a pro-forma calculation of 2005 revenues as if Airdesk was part of Numerex on a full year basis. Consequently, pro-forma growth of our wireless M2M business for the nine-month period M2M revenues increased by 40 percent when compared to first nine months last year.

Our wireless M2M business comprised 87 percent of the Company’s total revenues with the balance coming from our digital multimedia and networking business, which turned in a better than expected performance.

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Gross margins for the third quarter of 2006 were 37.2 percent compared to 43.0 percent for the comparable period in 2005 and 36.2 percent for the prior sequential quarter. As previously reported, the year over year decrease in gross margins was a result of the Airdesk acquisition producing a higher mix of lower margin product revenues compared to higher margin service revenues. The margin improvement compared to the second quarter of 2006 is partly due to both a proportionally higher mix of wireless service revenues as well as product sales generated by a number of high margin video conferencing units.

Operating expenses were $3.8 million for the current quarter compared to $3.0 million during the third quarter of 2005 and $3.7 million for the second quarter of 2006. Operating expenses are increasing at a slower rate than revenue growth. Operating expenses as a percentage of revenue on a year to date basis declined to 29 percent in 2006 from 41 percent in 2005. In accordance with Financial Accounting Standard No. 123 the Company recorded non-cash stock option compensation costs of $106,000 in the third quarter of 2006.

“The combination of revenue growth, improving gross margins and prudent expense control has had the desired effect of expanding operating margins,” said Stratton Nicolaides, Chairman and CEO of Numerex. “Operating margins improved to 8.5 percent in the third quarter of 2006 from 7.5 percent in the prior quarter and 6.1 percent in the comparable quarter of 2005. We were particularly pleased that the Company’s M2M business is consistently showing scalability and improved operating leverage. This performance was achieved despite a period of increased investment in our digital platforms and higher marketing costs associated with our recent product launches.”

Quarterly Highlights:
•
Announced the launch of Airdesk Mobile™, a complete, single source solution that supports the entire vehicle tracking market—from personal automotive and fleet security to credit management and asset recovery.

•
Announced a further expansion of network capabilities and location-based services throughout the US and Canada using Sprint’s nationwide network and global positioning system technology. These new capabilities provide precise, real-time tracking for mobile asset and fleet management, package and parcel tracking as well as inventory control.

•
Reported the voluntary conversion in September 2006 from debt to equity of $1.25 million related to the $5 million Convertible Term Note that was announced in June earlier this year. An additional $1.25 million was converted from debt to equity in October. These conversions, as well as a smaller one that took place in August, have reduced the balance on the Convertible Term Note to $2.3 million.

•	Reported its sixth consecutive profitable quarter with record wireless M2M revenues compared to prior periods

The Company continued to strengthen its balance sheet by reducing its total debt levels by $2.45 million in the third quarter. This was primarily the result of cash repayments of $1.2 million as well as the voluntary conversion of debt to equity, as noted above. In addition, certain acquisition-related vendor liabilities assumed at the start of the year were retired, which reduced the Company’s Accounts Payable balance by $1.2 million to just over $6.5 million at the end of the quarter. The Company’s current ratio stood at approximately 2.1:1 at quarter’s end, an improvement over both December 31, 2005 as well as June 30, 2006.

Mr. Nicolaides concluded, “We see a strong pipeline that we expect will drive our future growth, and we anticipate a strong finish to the year. We are expecting fourth quarter revenues in the range of $14.0 million to $14.5 million resulting in full year revenues of at least $52 million. Even though our actual wireless growth on a year over year basis far outpaced our wireless growth estimates for the year, we expect that on a pro-forma basis, including Airdesk’s 2005 revenues, to perform within the range of 35 to 45 percent as initially estimated.”

Conference Call and Web cast Information
Numerex will conduct a conference call on October 26 at 11:00 A.M., Eastern Daylight Time, accessible by calling (888) 858-4756 in the U.S. and Canada, or 973 582-2824 for international. A live web cast of the call will also be available via Numerex web site at http://www.nmrx.com, under the Investor Relations section. The web cast may also be accessed at ViaVid's website http://viavid.net. A replay of the conference call will be available via Numerex Web site beginning two hours after the call.

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About Numerex

Numerex Corp. (NASDAQ: NMRX) is a leader in providing wireless fixed and mobile machine-to-machine (M2M) solutions, as well as a broad range of reliable, competitive network services and technology. A single-source provider for M2M requirements, Numerex enables real-time wireless data communications, monitoring, tracking, and service management tailored to the needs of each application, customer and industry, from vehicle location and tracking, to vending, to security and utilities. Wireless M2M network services and solutions are delivered through the Airdesk Wireless division. Wireless security solutions are delivered through the Uplink Security division. In addition to its core M2M business, Numerex markets proprietary digital multimedia and collaboration products to the educational and distance learning markets. It also provides networking and integration services to major telecommunications companies. Numerex primarily serves customers throughout the United States, Canada and Latin America. The company is headquartered in Atlanta, Georgia. Website www.nmrx.com

This press release contains, and other statements may contain, forward-looking statements with respect to Numerex future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding growth trends and activities in the wireless data business. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "assume," "strategy," "plan," "outlook," "outcome," "continue," "remain," "trend," and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may," or similar expressions. Numerex cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. These forward-looking statements speak only as of the date of this press release, and Numerex assumes no duty to update forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements and future results could differ materially from historical performance.

The following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the failure to realize improvements on our digital multimedia and networking business; variations in quarterly operating results, delays in the development, introduction, integration and marketing of new wireless products and services; customer acceptance of products and services; economic conditions; changes in financial and capital markets; the inability to attain revenue and earnings growth in our wireless data business; changes in interest rates; inflation; the introduction, withdrawal, success and timing of business initiatives and strategies; competitive conditions; the inability to realize revenue enhancements; and extent and timing of technological changes. Numerex SEC reports identify additional factors that can affect forward-looking statements.

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NUMEREX CORP.
CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands, except share information)
	September 30,	December 31,
	2006	2005
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$11,979	$2,821
Short-term investments	61	1,538
Accounts receivable, less allowance for doubtful accounts of $824 at September 30, 2006 and $704 at December 31, 2005:	10,359	6,046
Inventory	2,730	1,694
Prepaid expenses and other current assets	1,214	517
TOTAL CURRENT ASSETS	26,343	12,616

Property and Equipment, Net	1,187	986
Goodwill, Net	18,219	15,014
Other Intangibles, Net	6,882	6,268
Software, Net	1,597	1,020
Other Assets	481	444
TOTAL ASSETS	$54,709	$36,348

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$6,530	$3,911
Other current liabilities	2,707	2,326
Note payable, current	1,326	490
Deferred revenues	1,808	1,056
Obligations under capital leases, current portion	95	58
TOTAL CURRENT LIABILITIES	12,465	7,841

LONG TERM LIABILITIES
Obligations under capital leases and other long term liabilities	113	60
Note Payable	6,595	718
TOTAL LONG TERM LIABILITIES	6,708	778

SHAREHOLDERS’ EQUITY
Preferred stock - no par value; authorized 3,000,000; none issued	-	-
Class A common stock - no par value; authorized 30,000,000; outstanding 13,980,070 shares at September 30, 2006 and 14,033,877 shares at December 31, 2005	39,274	40,050
Additional paid-in-capital	2,280	1,136
Treasury stock, at cost, 1,185,400 shares on September 30, 2006 and December 31, 2005	(5,053)	(10,197)
Class B common stock - no par value; authorized 5,000,000; none issued	-	-
Accumulated other comprehensive income (loss)	(15)	(8)
Accumulated deficit	(950)	(3,252)
TOTAL SHAREHOLDERS' EQUITY	35,536	27,729
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$54,709	$36,348

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Numerex Corp.
Supplemental Sales Information
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Net sales:
Wireless Data Communications
Product	$7,747	$3,059	$22,850	$7,842
Service	3,527	2,558	10,038	7,637
Sub-total	11,274	5,617	32,888	15,479
Digital Multimedia, Networking and Wireline Security
Product	1,008	962	1,776	2,326
Service	1,009	1,430	3,362	3,744
Sub-total	2,017	2,392	5,138	6,070
Total net sales
Product	8,755	4,021	24,626	10,168
Service	4,536	3,988	13,400	11,381
Total net sales	13,291	8,009	38,026	21,549

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Numerex Corp.
Condensed Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Net sales:
Product	$8,755	$4,021	$24,626	$10,168
Service	4,536	3,988	13,401	11,382
Total net sales	13,291	8,009	38,027	21,549

Cost of product sales (excluding depreciation)	6,761	2,991	19,651	7,681
Cost of services (excluding depreciation and amortization)	1,541	1,533	4,446	4,335
Depreciation and amortization	38	41	122	132
Gross Profit	4,951	3,444	13,808	9,401
	37.2%	43.0%	36.3%	43.6%

Selling, general, and administrative expenses	3,051	2,215	8,785	6,468
Research and development expenses	258	278	833	832
Bad debt expense	84	83	164	242
Depreciation and amortization	423	386	1,266	1,291
Operating earnings	1,135	482	2,760	568

Interest income and (expense), net	(192)	(59)	(410)	(338)
Other income and (expense), net	(1)	(3)	(2)	(7)
Earnings before income taxes	941	420	2,348	223

Provision for income taxes	1	9	47	52
Net earnings	$940	$411	$2,301	$171

Basic earnings per common share	$0.08	$0.04	$0.19	$0.02
Diluted earnings per common share	$0.07	$0.03	$0.18	$0.01
Number of shares used in per share calculation
Basic	12,492	11,528	12,348	11,092
Diluted	13,363	12,023	13,081	11,456

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Numerex Corp.
Condensed Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	September 30, 2006			September 30, 2006
	GAAP		Non-GAAP	GAAP		Non-GAAP
	Results	Adjustments	Results	Results	Adjustments	Results
Net sales:
Product	$8,755		$8,755	$24,626		$24,626
Service	4,536		4,536	13,401		13,401
Total net sales	13,291		13,291	38,027		38,027

Cost of product sales (excluding depreciation)	6,761		6,761	19,651		19,651
Cost of services (excluding depreciation and amortization)	1,541		1,541	4,446		4,446
Depreciation and amortization	38		38	122		122
Gross Profit	4,951		4,951	13,808		13,808
	37.2%		37.2%	36.3%		36.3%

Selling, general, and administrative expenses	3,051	(161)	2,890	8,785	(360)	8,425
Research and development expenses	258		258	833		833
Bad debt expense	84		84	164		164
Depreciation and amortization	423		423	1,266		1,266
Operating earnings	1,135	161	1,296	2,760	360	3,120

Interest income and (expense), net	(192)	66	(126)	(410)	203	(207)
Other income and (expense), net	(1)		(1)	(2)		(2)
Earnings before income taxes	941	227	1,168	2,348	563	2,911

Provision for income taxes	1		1	47		47
Net earnings	$940	$227	$1,167	$2,301	$563	$2,864

Basic earnings per common share	$0.08		$0.09	$0.19		$0.23
Diluted earnings per common share	$0.07		$0.09	$0.18		$0.22
Number of shares used in per share calculation
Basic	12,492		12,307	12,348		12,275
Diluted	13,363		13,021	13,081		12,944

(a) These Unaudited non-GAAP Consolidated Statements of Operations are for informational purposes only and are not presented in accordance with GAAP. The adjustments necessary to provide a direct reconciliation of the non-GAAP to the GAAP basis consolidated statements of operations exclude stock option expense and the conversion feature associated with debt converted to equity this year.

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